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                                                                 EXHIBIT 10.1.1



                         EXECUTIVE EMPLOYMENT AGREEMENT

         EXECUTIVE EMPLOYMENT AGREEMENT effective January 31, 1998 (the "Agreement") by and between AMERICAN AIRCARRIERS SUPPORT, INC., a South Carolina corporation (the "Company"), with principal offices located at 3516 Centre Circle Drive, Fort Mill, South Carolina 29715 and KARL F. BROWN (the "Executive").

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its Chief Executive Officer and President.

         2. Position and Responsibilities. The Executive shall exert his best efforts and devote full time and attention to the affairs of the Company. The Executive shall be in charge of formulating general policy and direction of the Company, including strategic inventory and engine purchases and sales, and developing, negotiating and concluding acquisitions, and shall have full authority and responsibility with respect thereto, subject to the general direction, approval and control of the Board of Directors and to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Executive from time to time and will be incorporated herein by reference. His powers shall include the authority to hire and fire personnel of the Company except for members of the Board of Directors and to retain consultants when he deems necessary in order to implement Company policies.

         3. Board of Directors. The Executive shall at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation. In the
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performance of his duties the Executive shall make his principal office at the corporate headquarters of the Company in Fort Mill, South Carolina.

         4. Term of Employment. The term of the Executive's employment under this Agreement shall be deemed to have commenced on January 1, 1998 and shall continue for a three-year period until December 31, 2000, subject to extension as hereinafter provided or termination pursuant to the provisions set forth in Paragraph 15 hereafter. Provided that Executive is in compliance with all of his obligations hereunder, the term of Executive's employment shall be extended for one additional year at the end of each year of the term or extended term of this Agreement. For example, if Executive is in compliance with all of his obligations hereunder on January 1, 1999, the term shall be extended until December 31, 2001, on January 1, 2000, the term shall be extended until December 31, 2002, and so on.

         5. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote his best efforts and full, attention and skill to the business and affairs of the Company, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company.

         6. Compensation. Commencing on January 1, 1998, the Company shall pay to the Executive as compensation for his services the sum of $200,000 per year, payable bi-weekly, or such higher salary as may be from time to time approved by the Board of Directors. In addition, the Executive shall receive such additional compensation and/or bonuses or stock options as may be voted to him at the sole discretion of the Board of Directors.

         7. Expense Reimbursement. The Company will reimburse the Executive, at least monthly, for all reasonable and necessary expenses incurred by him in carrying out his duties under





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this Agreement.  The Executive shall present to the Chief Financial Officer or
Controller each month an itemized account of such expenses in such form as is reasonably required by the Board of Directors. Such expenses shall include attorneys' fees and disbursements of Executive in connection with any legal proceedings (including, but not limited to, arbitration), whether or not instituted by the Company or Executive, relating to the interpretation or enforcement of any provision of this Agreement; provided, however, that in the case of any such proceeding to which the Company and the Executive are adverse parties, the losing party shall reimburse the prevailing party for all costs and expenses, including attorneys' fees and disbursements, incurred by the prevailing party in defense or prosecution of any such proceeding. Prior to advancing costs and expenses to Executive, the Board of Directors shall have the right to obtain an agreement, and to require acceptable security therefor, from Executive requiring him to repay Company for the same should it be determined that Executive is not entitled to payment of such costs and expenses.

         8. Medical and Dental Coverage. The Executive, his wife, and those children who qualify will be entitled to participate in the Company's employee group medical and other group insurance programs on the same basis as other executives of the Company.

         9. Medical Examination. The Executive agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary.

         10. Life Insurance Premiums. If the Executive qualifies for coverage, the Company agrees to reimburse the Executive up to $10,000 per year for life insurance premiums which the Executive may pay as premiums on any policy of life insurance he may purchase for the benefit of his designated beneficiary or beneficiaries.





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         11.     Automobile or Automobile Allowance.  The Company will provide the Executive with an automobile or with an automobile allowance in the amount of $10,000 per year for the duration of his employment with the Company under this Agreement. The Company shall also provide insurance on such automobile or will include a reimbursement for insurance in the automobile allowance.

         12.     Vacation Time.  The Executive shall be entitled to take six
(6) weeks paid vacation per calendar year. Such vacation may not be taken in any greater than consecutive two (2) week increments. Vacation not used by the Executive during the calendar year will be carried forward up to a maximum of twelve (12) weeks accrual going forward.

         13. Benefits Payable on Disability. If the Executive becomes disabled from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive his then current salary hereunder for the first twelve (12) months of such continuous disability commencing with the first date of such disability.

         If the Executive qualifies for coverage, during the term of this Agreement, the Company shall purchase and maintain a policy of Disability Insurance which, after twelve (12) continuous months of disability, will pay up to $12,000 per month of the Executive's salary until Executive reaches the age of 65. After the first twelve (12) months of disability, the Company has no obligation to supplement or augment disability payments made under any such disability policy or plan or make any other payment in connection with such disability.

         If the Company is unable to obtain a policy of Disability Insurance, the Company shall pay $10,000 per month to the Executive for a twelve (12) month period from the twelfth to the twenty-fourth month from the first date of such disability.





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                 14.     Obligations of Executive During and After Employment.

                 (a) The Executive agrees that during the terms of his employment under this Agreement, he will engage in no other business activities directly or indirectly, which are competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

                 (b) The Executive realizes that during the course of his employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company. Therefore, during or subsequent to his employment by the Company, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company and shall not be removed from the Company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company. The restrictions and obligations of Executive set forth in this Section 14(b) shall not apply to (i) information that is or becomes generally available and known to the aircraft spare parts industry (other than as a result of a disclosure directly or indirectly by Executive); or (ii) information that was known to Executive prior to Executive's employment by the Company.

                 (c) Because of his employment by the Company, Executive will have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans and its methods of doing business.





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         Executive agrees that for a period of one (1) year after termination of his employment (except if such termination is as a result of termination by Executive with cause under Section 17), he will not, directly or indirectly, compete with the Company in the business of redistributing aircraft spare parts to businesses doing business with the Company at the date of termination hereof or within 500 miles of offices operated by the Company or its agents on the date of termination. This non-compete agreement shall be void and of no further force or effect in the event termination occurs pursuant to a Triggering Event as described in Paragraph 19 hereof and the Company fails to pay the Executive the amounts required under Paragraphs 19, or if the Company fails to pay the Executive amounts due pursuant to Paragraph 17.

                 (d) In the event this Agreement is terminated by the Executive without cause pursuant to Paragraph 16 or by the Company pursuant to a Triggering Event (hereinafter defined), then the Executive shall have the right to terminate the non-compete agreement set forth in this Paragraph 14 by releasing the Company from its obligation to pay the Executive any severance compensation or other form of compensation otherwise payable hereunder. The Executive shall make such election within 30 days of termination without cause by the Company or upon the occurrence of a Triggering Event (hereinafter defined). The Executive's obligations under the non- compete agreement and the Company's obligation to pay severance compensation shall terminate as of the effective date of the notice described above if the Executive, in his sole discretion, provides the Company such notice.

                 (e) In the event a court of competent jurisdiction finds any provision of this Section 14 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.





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         15.     Termination for Cause by the Company.  During the term of this
Agreement there can be no termination of the Executive by the Company except for "Termination for Cause" as outlined below:

                          (1) Notwithstanding anything herein to the contrary the Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that the Company shall pay the Executive two (2) weeks pay and that such written notice shall not be delivered until after the Board of Directors shall have given the Executive written notice specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable, within thirty (30) days following receipt of such notice.

         Grounds for termination "for cause" include but are not limited to one or more of the following:

                          i) A willful breach of duty by the Executive during the course of his employment;

                          ii)     Habitual neglect of duty by the Executive;

                          iii) The Executive's material failure to perform and/or meet objective and measurable financial standards set by the Board of Directors and agreed upon by the Executive in advance;





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                          iv)     Action or inaction by the Executive which
                 places the Company in circumstances of financial peril; and

                          v) Disloyal, dishonest or illegal conduct of the Executive.

         16. Termination by the Executive without Cause. The Executive, without cause, may terminate this Agreement upon 90 days' written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination.

         17. Termination by the Executive with Cause. The Executive may terminate his employment with the Company at any time, upon 30 days' written notice and opportunity for the Company to remedy any non-compliance, by reason of (i) the Company's material failure to perform its duties pursuant to this Agreement, (ii) any material diminishment in the duties and responsibilities, working facilities, or compensation as described in Paragraphs 2, 5 and 6 of this Agreement, or (iii) Executive's location of employment is moved more than 40 miles from where it is on the date of this Agreement; provided that such termination takes place within 90 days after receipt by Executive of written notice of such relocation. In the event of termination of this Agreement by the Executive for cause, the Executive shall be entitled to all base salary specified herein for the remaining term of this Agreement.

         18. Termination upon Death of Executive. In addition to any other provision relating to termination, this Agreement shall terminate upon the Executive's death. No severance allowance shall be paid to the Executive's estate.





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         19.     Lump Sum Compensation.  In the event of the occurrence of a
"Triggering Event" which shall be defined to include a (i) change in ownership in one or a series of transactions of 50% or more of the outstanding shares of the Company, or (ii) merger, consolidation, reorganization or liquidation of the Company, and following such Triggering Event the Executive's services are terminated by the Company or the Executive or the Executive's duties, authority or responsibilities are substantially diminished, the Executive shall receive lump sum compensation equal to 2.9 times his annual salary and incentive or bonus payments, if any, as shall have been paid to the Executive during the Company's most recent 12-month period within 30 days of the Triggering Event. If the total amount of the change of control compensation were to exceed three
(3) times the Executive's base amount (the average annual taxable compensation of the Executive for the five (5) years preceding the year in which the change of control occurs), the Company and the Executive may agree to reduce the lump sum compensation to be received by Executive in order to avoid the imposition of the golden parachute tax as provided in the Tax Reform Act of 1984, as amended by the Tax Reform Act of 1986.

         In the event the Executive is required to hire counsel to negotiate on his behalf in connection with his termination or resignation from the Company upon the occurrence of a Triggering Event, or in order to enforce the rights and obligations of the Company as provided in this Paragraph, the Company shall reimburse to the Executive all reasonable attorneys' fees which may be expended by the Executive in seeking to enforce the terms hereof. Such reimbursement shall be paid every 30 days after the Executive provides copies of invoices from the Executive's counsel to the Company. However, such invoices may be redacted to preserve the attorney-client privilege, client confidentiality or work product.

         20. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Columbia, South Carolina in accordance with the Rules of the American





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Arbitration Association then existing.  This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of South Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of South Carolina having jurisdiction of the matter.

         21.     General Provisions.

                 (a) The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

                 (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to in Paragraphs 6, 7, 8, 9, 10, 11, 12 and 13 constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

                 (c) Executive shall have no duty to mitigate the payment due him from Company pursuant to this Agreement and any money earned by Executive from other sources after his employment with the Company terminates shall not reduce the amount owed him by the Company pursuant to this Agreement.

                 (d) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of





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         competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

                 (e) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

                 (f) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of South Carolina.

         22. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         23. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

         24. Authority. The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

         25. Change of Domicile. This Agreement shall, without further action by the Company or the Executive, be assumed and shall become an obligation of American Aircarriers Support, Incorporated, a Delaware corporation, upon the reincorporation of American Aircarriers Support, Inc., a South Carolina corporation, into the State of Delaware.





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FOR THE COMPANY:                         AMERICAN AIRCARRIERS SUPPORT, INC.




DATED:  March 5, 1998                    By:  /s/ KARL F. BROWN
                                            --------------------------
                                         Title:   President
                                               -----------------------

FOR THE EXECUTIVE:




DATED:  March 5, 1998                    By: /s/ KARL F. BROWN
                                            --------------------------
                                             Karl F. Brown





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